EXHIBIT 99.1

Grant Park Fund Weekly Commentary
For the Week Ended July 9, 2010

July 9, 2010	Weekly ROR1	Month-to-Date ROR1	Year-to-Date ROR1
Class A Units	-1.3%	-2.6%	-8.3%
Class B Units	-1.3%	-2.6%	-8.6%
Legacy 1 Class Units	-1.3%	-2.6%	-7.4%
Legacy 2 Class Units	-1.3%	-2.6%	-7.5%
Global 1 Class Units	-1.5%	-2.8%	-6.9%
Global 2 Class Units	-1.5%	-2.8%	-7.0%
Global 3 Class Units	-1.6%	-2.8%	-7.9%

S&P 500 Total Return Index2	5.5%	4.6%	-2.3%
Barclays Capital U.S. Long Government Index2	-1.1%	-1.4%	11.3%
1	Subject to independent verification.
2	Index is unmanaged and is not available for direct investment. Please see Indices Overview (below) for more information. Weekly RORs are calculated using data acquired through Bloomberg.

Sector Commentary

Agriculturals/Softs

Sector/Market	Price Action	Cause
Corn	Increase	Speculation upcoming government reports will show increased global corn demand and reduced inventories
Soybeans	Increase	Supply concerns fostered by rain in the Midwest and by hot and arid weather in China’s key growing regions
Livestock markets	Increase	Belief gains in the equity markets would increase demand

Grant Park’s longer-term trading advisors are predominantly long the agriculturals/softs sector.  Grant Park’s shorter-term trading advisors are predominantly short the sector.

Currencies

Sector/Market	Price Action	Cause
British pound	Decrease	News the International Monetary Fund reduced its growth forecasts for the UK economy
Canadian dollar	Increase	Stronger-than-expected Canadian jobs data
Australian dollar	Increase	Increased demand for higher-yielding currencies

Grant Park’s longer-term trading advisors are predominantly short the currency sector.  Grant Park’s shorter-term trading advisors are predominantly long the sector.

Energy

Sector/Market	Price Action	Cause
Crude oil	Increase	An unexpected drop in U.S. crude oil inventories
Natural gas	Decrease	Increases in natural gas stockpiles in the U.S.

Grant Park’s longer-term trading advisors are predominantly short the energy sector.  Grant Park’s shorter-term trading advisors are also predominantly short the sector.

ALL PERFORMANCE REPORTED IS NET OF FEES AND EXPENSES.

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS. FUTURES TRADING INVOLVES A HIGH DEGREE OF RISK AND IS NOT SUITABLE FOR ALL INVESTORS. THIS DOES NOT CONSTITUTE AN OFFER OF ANY SECURITY FOR SALE.  OFFERING BY PROSPECTUS ONLY.

INFORMATION IN THIS COMMENTARY IS DRAWN FROM VARIOUS SOURCES THAT ARE DEEMED TO BE RELIABLE. HOWEVER, THE INFORMATION IS NOT AUDITED BY DEARBORN CAPITAL.  IN ADDITION, DEARBORN CAPITAL DRAWS UPON THIS INFORMATION TO MAKE ITS OWN ASSUMPTIONS WHICH COULD BE CONSIDERED DEARBORN CAPITAL’S OPINION.  DEARBORN CAPITAL BELIEVES THAT ANY SUCH STATEMENTS OF OPINION HAVE A REASONABLE BASIS IN FACT.

Equities

Sector/Market	Price Action	Cause
U.S. equity markets	Increase	Projections of strong corporate earnings for the second quarter
Dax Index	Increase	Strong rallies in the European banking and mining sectors
Hang Seng	Increase	Rallies among several key Chinese developers

Grant Park’s longer-term trading advisors are predominantly long the equities sector.  Grant Park’s shorter-term trading advisors are predominantly short the sector.

Fixed Income

Sector/Market	Price Action	Cause
U.S. Treasury markets	Decrease	Declines in demand for safer assets following rallies in the equity market and improving retail sales figures

Grant Park’s longer-term trading advisors are predominantly long the fixed income sector.  Grant Park’s shorter-term trading advisors are also predominantly long the sector.

Metals

Sector/Market	Price Action	Cause
Base metals	Increase	Forecasts that optimism surrounding the global economy will support industrial production
Precious metals	Increase	Buying by large commodity funds to take advantage of recent declines in prices

Grant Park’s longer-term trading advisors are predominantly long the metals sector.  Grant Park’s shorter-term trading advisors are also predominantly long the sector.

Indices Overview 2
Standard and Poor’s 500 Total Return Index (S&P 500 Index) – A weighted index of the 500 stocks in the S&P 500 Index, which are chosen by Standard and Poor’s based on industry representation, liquidity, and stability.  The stocks in the S&P 500 Index are not the 500 largest companies, rather the index is designed to capture the returns of many different sectors of the U.S. economy.  The total return calculation includes the price-plus-gross cash dividend return.

Barclays Capital U.S. Long Government Index (formerly Lehman Brothers U.S. Government Index:  Long Subset) – A benchmark comprised of the Barclays Capital U.S. Treasury and U.S. Agency indices.  The U.S. Long Government Index includes Treasuries (public obligations of the U.S. Treasury that have remaining maturities of more than ten years) and U.S. agency debentures (publicly issued debt of U.S. Government agencies, quasi-federal corporations, and corporate or foreign debt guaranteed by the U.S. Government). The U.S. Government Index is a component of the Barclays Capital U.S. Government Index.

ALL PERFORMANCE REPORTED IS NET OF FEES AND EXPENSES.

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS. FUTURES TRADING INVOLVES A HIGH DEGREE OF RISK AND IS NOT SUITABLE FOR ALL INVESTORS. THIS DOES NOT CONSTITUTE AN OFFER OF ANY SECURITY FOR SALE.  OFFERING BY PROSPECTUS ONLY.

INFORMATION IN THIS COMMENTARY IS DRAWN FROM VARIOUS SOURCES THAT ARE DEEMED TO BE RELIABLE. HOWEVER, THE INFORMATION IS NOT AUDITED BY DEARBORN CAPITAL.  IN ADDITION, DEARBORN CAPITAL DRAWS UPON THIS INFORMATION TO MAKE ITS OWN ASSUMPTIONS WHICH COULD BE CONSIDERED DEARBORN CAPITAL’S OPINION.  DEARBORN CAPITAL BELIEVES THAT ANY SUCH STATEMENTS OF OPINION HAVE A REASONABLE BASIS IN FACT.